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                                                                   EXHIBIT 10.42


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is effective this 18th day of August, 2003, by and between CERES GROUP, INC., a Delaware corporation, referred to in this Agreement as "Employer," and BRADLEY A. WOLFRAM, referred to in this Agreement as "Employee."

                                    RECITALS:

         Employer is engaged in the insurance business and maintains its corporate office in the City of Strongsville, Ohio; and

         Employer wished to employ Employee, and Employee wishes to be employed by Employer on the terms, covenants and conditions set forth in this Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         Employer hereby employs Employee and Employee hereby accepts such employment upon the terms, covenants and conditions hereinafter set forth.

         1. SERVICES. Employer shall employ Employee as Executive Vice President and Chief Operating Officer of Employer's major medical division, solely subject to the supervision and pursuant to the assignments, advices and directions of Employer. Employee's duties and responsibilities shall include duties and responsibilities as are customarily performed by one holding such a position for Employer and/or other similar businesses or enterprises.

                  Employee shall devote all Employee's time, attention, knowledge, and skill solely and exclusively to the business and interest of Employer, and Employer shall be entitled to all of the benefits, emoluments, profits or other issues arising from or incident to any and all work, services and advice of Employee, and Employee expressly agrees that during the term of this Agreement, Employee will not be interested, directly or indirectly, in any form, fashion or manner, as partner, officer, director, 5% or more stockholder, advisor, employee or in any other form or capacity, in any other business similar to Employer's business or any allied trade.

                  Employee represents and warrants to Employer that his employment hereunder and compliance with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement or obligation to which he is a party or may be bound.

         2. TERM AND TERMINATION. The duration of employment pursuant to this Agreement shall be for a period of two (2) years, commencing on August 18, 2003 through August 17, 2005; provided, however, that this Agreement shall automatically renew for succeeding one (1) year terms, unless the Employer provides Employee with at least sixty (60) days' advance written notice that this Agreement and Employee's employment shall terminate as of the close of business on August 1 of the then-current original or renewal termination date (as the case may be).


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                  Termination without cause. Regardless of any provisions of this Agreement to the contrary, or which could be construed to the contrary, in the event that (a) Employer chooses to terminate this Agreement upon sixty (60) days' advance written notice prior to the end of the initial term or then-current renewal term, (b) Employee's annual salary is reduced, or (c) Employee shall leave the employment of Employer at any time other than as a voluntary quit or for "cause" (as defined below) or Employee's employment is terminated in connection with a "change of control" (as defined below), this Agreement shall terminate and Employee shall be entitled to severance pay equal to twelve (12) months of Employee's then-current annual salary (less normal administrative deductions), payable in twelve (12) equal monthly installments. Such payments shall be in lieu of any other payments from Employer, including, without limitation, severance or termination payments contained herein or otherwise and Employer shall have no further liability or obligation to Employee for compensation or benefits.

                  "Change of Control." In the event that Employee's employment is terminated in connection with a "change of control" of Employer, Employee shall be entitled to receive cash compensation equal to eighteen (18) months of Employee's then-current annual salary (less normal administrative deductions), payable in lump sum within thirty (30) days of such "change of control." Such payment shall be in lieu of any other payments from Employer, including, without limitation, severance or termination payments contained herein or otherwise and Employer shall have no further liability or obligation to Employee for compensation or benefits.

                  "Change of control" shall mean the occurrence of any of the following events:

                        (i) a tender offer shall be made and consummated for the ownership of 50.1% or more of the outstanding voting securities of Employer;

                        (ii) Employer shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 50.1% of the outstanding voting securities of the surviving or continuing corporation shall be owned in the aggregate by the former stockholders of Employer as the same shall have existed immediately prior to such merger or consolidation; or

                        (iii) Employer shall sell substantially all of its
                              operating assets to another corporation which is not a wholly-owned subsidiary;

                        (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act shall acquire, other than by reason of inheritance, (50.1%) or more of the outstanding voting securities of Employer (whether directly, indirectly, beneficially or of record).

                        In determining whether a Change of Control has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Directors of Employer), whether by gift, devise or otherwise,


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                        shall not be taken into account. For purposes of this
                        Agreement, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act."

                  Termination for "cause." Notwithstanding any other provisions of this Agreement to the contrary, Employee's employment and this Agreement may be terminated by the Employer at any time without further compensation or severance pay or fringe benefits for "cause."

                  For purposes of this paragraph, "cause" shall mean if Employee
                  (a) has refused, failed or neglected to perform duties or render services hereunder or has performed or rendered them incompetently; (b) has been dishonest or committed a fraud or breach of trust or engaged in illegal or wrongful conduct substantially detrimental to the business or reputation of Employer; (c) has developed or pursued interests substantially adverse to Employer; (d) has been charged with, indicted for, or convicted of, a crime that constitutes a felony; or (e) has otherwise materially breached this Agreement.

                  If, in the opinion of the Board of Employer, Employee's employment shall become subject to termination for "cause," the Board shall give Employee written notice to that effect which notice shall describe the matter or matters constituting such "cause." In the case of clauses (b) and (d) above, such notice shall constitute notice of termination of Employee's employment and Employee's employment will terminate immediately. In the case of clauses (a), (c) and (e) above, if, within 15 days of receipt of such notice, Employee has not substantially eliminated, resolved or cured each such matter or matters to the satisfaction of the Board in its sole discretion, then Employer shall have the right to give Employee notice that Employee's employment will terminate immediately.

                  Voluntary Quit. Notwithstanding any other provision of this Agreement, Employee shall have the right to voluntarily quit Employee's employment and terminate this Agreement by giving sixty (60) days' advance written notice to Employer at the address provided herein. Notwithstanding any other provision of this Agreement, if Employee shall so voluntarily quit and terminate this Agreement, Employer shall have no further obligations pursuant to the terms of this Agreement, except to pay to Employee accrued salary to the date of termination.

                  In the event Employee voluntarily terminates his employment with Employer during the first twelve (12) months of employment, Employee shall reimburse Employer, on a pro rata basis, all relocation benefits previously paid to him. Employee will also reimburse Employer, on a pro rata basis, the amount of Employee's Signing Bonus, as defined in Section 3.

         3.       COMPENSATION.

                  Base Compensation. During this Agreement, Employer shall pay Employee (according to Employer's normal payroll procedures) and Employee agrees to


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                  accept from Employer, in full payment for services under this
                  Agreement, a salary set by the Board of Directors and Employee shall receive annual reviews and merit increases. Employee's initial salary shall be $200,000 per annum.

                  Signing Bonus. Upon execution of this Agreement, Employer shall pay Employee a one-time signing bonus of $25,000.00 (the "Signing Bonus").

                  Bonuses. Employee shall also participate in Employer's bonus plan for officers or such other incentive compensation or plans as may be established by the Board of Directors of Employer (the "Officer Bonus Plan"). Employee's bonus shall be payable as soon as it reasonably can be determined. Notwithstanding the foregoing, Employee shall be entitled to defer the receipt of his salary and/or bonus pursuant to procedures adopted or plans maintained by Employer.

                  Expenses. During the four (4) months of the initial term of this Agreement (unless extended by the Board in its sole discretion), Employee is authorized to incur reasonable expenses for travel between his current home in South Beloit, Illinois and Employer's headquarters in Strongsville, Ohio. Employer shall reimburse Employee for such expenses after receipt of a written statement from Employee that itemizes such expenses in reasonable detail, together with all receipts related to such expenses.

                  If, at the direction of the Board, Employee relocates and moves his home near Employer's headquarters, Employer would reimburse Employee for the costs of such relocation in accordance with Employer's existing relocation policy, including normal expenses associated with the sale of Employee's home.

                  In the event Employee sells his home in Illinois and has not closed on his home in Ohio, Employer agrees that it will reimburse Employee for the cost of temporary housing in Ohio for a total of two (2) months, not to exceed $2,000.00 per month.

                  In addition, Employer agrees that it will reimburse Employee for any and all necessary, customary and usual business expenses incurred by Employee, subject to Employer's then-current policies regarding such expenses.

                  Benefits. In addition to the above salary and reimbursement, Employee shall be provided all fringe benefits on the same basis that Employer normally provides to a regular full-time employee holding Employee's position with Employer, including, but not limited to, health/dental insurance, life insurance, holidays, paid time off ("PTO") (etc.). Employee will be entitled to four (4) weeks of PTO per year.

                  Options. Upon approval by the Compensation Committee, Employer shall grant to Employee a nonqualified option to purchase fifty thousand (50,000) shares of Employer's common stock pursuant to Employer's 1998 Key Employee Share Incentive Plan ("Share Option"). The Share Option shall have an exercise price equal to the closing price on the first day of employment. All of the shares underlying the Share Option shall vest on the third anniversary of the effective date of this Agreement if Employee is still employed by Employer on such date;


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                  provided, however, the shares shall also vest in full upon a
                  "change of control" of Employer as that term is defined in
                  Section 2 above. The Share Option shall expire ten (10) years from the date of this Agreement. The Share Option shall be on the terms and conditions contained in a Nonqualified Stock Option Agreement in the form attached hereto as Annex A.

         4.       COVENANTS.

                  Non-Disclosure. During Employee's employment by Employer, Employee will enjoy access to Employer's "confidential information" and "trade secrets." For the purposes of this Agreement, "confidential information" shall mean information which is not publicly available including, without limitation, information concerning customers, material sources, suppliers, financial projections, marketing plans and operation methods, Employee's access to which derives solely from Employee's employment with Employer. For purposes of this Agreement, "trade secrets" shall mean Employer's processes, methodologies and techniques known only to those employees of Employer who need to know such secrets in order to perform their duties on behalf of Employer. Employer takes numerous steps, including these provisions, to protect the confidentiality of its confidential information and trade secrets, which it considers unique, valuable and special assets.

                  Employee, recognizing Employer's significant investment of time, effort and money in developing and preserving its confidential information and trade secrets, shall not, during his employment hereunder and for a period of three (3) years after the end of Employee's employment hereunder, use for his direct or indirect personal benefit any of Employer's confidential information or trade secrets. During the term of this Agreement and for a period of three (3) years after the end of Employee's employment hereunder, Employee shall not disclose to any person any of Employer's confidential information or trade secrets.


                  Non-Competition. During Employee's employment hereunder and, in the event of a change of control or termination of Employee's employment for any reason other than for "cause" (under Section 2) or a voluntary quit, for a period of one (1) year, Employee shall not engage, directly or indirectly, whether as an owner, partner, employee, officer, director, agent, consultant or otherwise, in any location where Employer or any of its subsidiaries is engaged in business after the date hereof and prior to the termination of Employee's employment, in a business the same or similar to, any business now, or at any time after the date hereof and prior to Employee's termination, conducted by Employer or any of its subsidiaries, provided, however, that the mere ownership of 5% or less of the stock of a company whose shares are traded on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership which is prohibited hereunder.

                  Non-Solicitation. Employee agrees that regardless of any termination of this Agreement, during or at the end of this Agreement or any renewal thereof, Employee will not, for a period of one (1) year thereafter, (i) hire, retain or recruit


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                  any of Employer's insurance agents for the purpose of
                  performing services for Employee or another insurance company, or (ii) contact or solicit, directly or indirectly, any person, firm or entity connected with Employer, including its customers or clients, for the purpose of diverting work or business from the Employer.

                  No termination of this Agreement shall terminate the rights and obligations of the parties under this Section, but such rights and obligations shall serve such termination in accordance with the terms of this Section.

         5. NON-DISPARAGEMENT. Following the termination of this Agreement for any reason, Employee hereby agrees and acknowledges that Employee will continue to have a duty of loyalty to Employer, and to the officers, directors, shareholders and employees of Employer, and in recognition of that duty of loyalty, Employee agrees that Employee shall not indulge in any conduct which may reflect adversely upon, nor make any statements disparaging of, Employer, or the officers, directors, shareholders or employees of Employer.

         6. REMEDIES. Employee agrees that the remedy at law for any violation or threatened violation by Employee of Sections 4 and 5 will be inadequate and that, accordingly, Employer shall be entitled to injunctive relief in the event of a violation or threatened violation without being required to post bond or other surety. The foregoing remedies shall be in addition to, and not in limitation of, any other rights or remedies to which Employer is or may be entitled at law, or in equity, or under this Agreement.

         7. DEATH. Notwithstanding any other provisions of this Agreement, this Agreement shall be deemed automatically terminated upon death of the Employee. In such event, Employer shall pay to Employee's personal representative or executor any compensation accrued but unpaid as of such date. Upon the payment of such accrued compensation, Employer shall have no further obligations under this Agreement, including, but not limited to, an obligation to pay a salary, severance or termination pay or any other form of compensation, or to provide any further fringe benefits of any kind or nature.

         8. ENTIRE AGREEMENT. This written Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements, whether oral or written, between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing its execution and delivery, except such representations as are specifically set forth in this writing, and the parties acknowledge that they have relied on their own judgment in entering into the same. The parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect and that neither of them has relied on such statements or representations in connection with its dealings with the other.

         9. CONFIDENTIALITY. The terms of this Agreement are to be confidential, and Employee shall disclose its terms only to Employee's attorney, tax advisor and/or


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                  spouse, if any, subject to disclosure that may be necessary to comply with applicable law or in the event of a dispute leading to mediation and/or arbitration.

         10. WAIVER/MODIFICATION. It is agreed that no waiver or modification of this Agreement or of any covenant, condition or limitation contained in it shall be valid unless it is in writing and duly executed by the party to be charged with it, and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party under it, unless such waiver or modification is in writing, duly executed as above. The parties agree that the provisions of this paragraph may not be waived, except by a duly executed writing.

         11. ARBITRATION. If a dispute of any kind arises from or relates in any manner to this Agreement or the breach thereof, and if such dispute cannot be settled through direct discussions, the parties agree to endeavor to first settle the dispute in an amicable manner by mediation administered by and through the American Arbitration Association in accordance with its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by arbitration administered by and through the American Arbitration Association in accordance with its Commercial Arbitration Rules, provided however that only one arbitrator shall be appointed, which arbitrator shall be an attorney licensed in the State of Ohio or an active or retired judge, having experience in employment contracts, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         12. GOVERNING LAW. The parties agree that it is their intention and covenant that this Agreement be construed in accordance with and under and pursuant to the laws of the State of Ohio.

         13. SUCCESSORS AND ASSIGNS. Employee may not assign any rights or obligations under this Agreement without the prior written consent of Employer. This Agreement shall be binding upon and inure to the benefit of Employee and his lawful heirs, guardians, executors, administrators, and permitted successors and assigns.

                  Employer may not assign any rights or obligations under this Agreement without the prior written consent of Employee except to the surviving corporation in connection with a merger or consolidation involving Employer or to the purchaser of assets in connection with a sale of all or substantially all of its assets, so long as the assignee expressly assumes Employer's rights or obligations. This Agreement shall be binding upon and inure to the benefit of Employer and its permitted successors and assigns.

                  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in this Section 13.


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         14.      RETURN OF PROPERTY. Upon termination of this Agreement for any reason, Employee shall immediately return any property of Employer, including, but not limited to, any equipment, credit cards, advertising materials, booklets, training guides or any other such similar information, materials or documents that Employee has in Employee's possession or control.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together will constitute one and the same instrument.

         16. SEVERABILITY. If any clause, paragraph, or section of this Agreement be held invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be valid and remain enforceable to the extent permitted by law. Moreover, if any one or more of the provisions in this Agreement shall for any reason by held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with then applicable law.

         17. NOTICES: All notices required to be provided under the terms of this Agreement shall be sent by United States mail, certified, return receipt requested, and to the following addresses:

                  TO EMPLOYER:
                  Ceres Group, Inc.
                  17800 Royalton Road
                  Strongsville, Ohio 44136

                  TO EMPLOYEE:
                  Bradley A. Wolfram
                  15556 Carries Lane
                  South Beloit, IL  61080

         ACKNOWLEDGMENT BY EMPLOYEE: BY SIGNING THIS AGREEMENT, I AFFIRM THAT I HAVE CAREFULLY READ AND CONSIDERED ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THAT SUCH TERMS AND CONDITIONS ARE UNDERSTOOD, ACCEPTED AND AGREED.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYER:                                    EMPLOYEE:
CERES GROUP, INC.                            BRADLEY A. WOLFRAM

By:      /s/ David I. Vickers                By:  /s/ Bradley A. Wolfram
   --------------------------------------        -----------------------------

Printed Name:  David I. Vickers              Printed Name: Bradley A. Wolfram
             ----------------------------                  -------------------

Its:  Executive Vice President and Chief
     ------------------------------------
         Financial Officer
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